EXCLUSIVE SUPPLY AGREEMENT

            This Exclusive Supply Agreement (this "Agreement"), is entered into as of March 29, 2005, by and between Cornerstone Building and Remodeling, Inc., a Florida corporation ("Customer") and Cornerstone Granite & Marble Wholesale, Inc., a Florida corporation ("Supplier").

WITNESSETH:

            WHEREAS, Supplier is a wholesaler of granite and marble slabs and related products, with first-right relationships with stone quarries around the world;

WHEREAS, Customer is a producer of granite and marble countertops;

WHEREAS, Supplier is currently the exclusive supplier of certain products to Customer, pursuant to that certain Exclusive Supply Agreement between Customer and Supplier, as amended February 14, 2005 (the "Existing Agreement");

WHEREAS, Customer and Supplier desire to amend and restate the Existing Agreement with this Agreement, which shall supersede the Existing Agreement in its entirety, and clarify the terms under which Supplier shall provide Customer with the products set forth herein.

            NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and undertakings contained herein, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

SUPPLY OF PRODUCTS

1.01     Retention and Appointment.  Customer hereby retains and appoints Supplier as its exclusive supplier of all raw granite and marble slabs, sinks, tiles, and hardware, cabinet refaced products, and fabrication supplies used in the installation of granite and marble countertops (collectively, the "Products"), and Supplier hereby accepts such retention and appointment and assumes all obligations associated herein.

            1.02     Order Procedure; Delivery Timeframe.  Customer shall submit orders to purchase Products to Supplier on Customer's standard purchase order form, which must first be approved in writing and initialed by an authorized officer of Customer, a list of which shall be provided to Supplier and updated as necessary by Customer.  Supplier shall supply the ordered Products to Customer within the time specified in the applicable purchase order, but Customer shall give Supplier at least seven business days to deliver the Products.  Customer shall have the right to accumulate supplies of Products as needed in order to have sufficient quantities for manufacturing.

            1.03     Shipping.  Supplier shall suitably package and ship the Products to Customer's Fort Myers, Florida location, or such other location as directed by Customer, and the risk of loss during transit shall be borne solely by Supplier until Products are unloaded at Customer's facility and accepted by Customer.  Supplier agrees, from time to time, to open additional warehouses as requested by Customer to support the geographical growth of Customer.

1.04     Quality Audits.  Customer shall have the right, upon three days prior notice to Supplier, to inspect any of Supplier's facilities and operations to determine whether Supplier is producing or supplying the Products in accordance with this Agreement.

1.05     Right to Purchase Products from Other Sources.  In the event that, for any reason, Supplier cannot supply Customer with Products ordered by Customer within the timeframes requested by Customer, Customer may obtain such Products from another source; provided, however, that once Supplier can demonstrate that Supplier is again able to supply the Products to Customer on a timely basis, Customer shall return to purchasing the Products exclusively from Supplier under the terms of this Agreement.

ARTICLE II

PRICING AND QUANTITIES

            2.01      Product Pricing.  The Products shall be priced to Customer at Supplier's necessary, documented out-of-pocket costs of obtaining (direct costs of purchases and shipping only, including foreign currency conversion, excluding any overhead costs of Supplier) and shipping the Products to Customer, plus a 20.0% mark-up; provided however Supplier assures Customer of its lowest pricing.  In the event Supplier offers a lower price to any customer, it shall immediately notify Customer and extend such price to Customer so long as any other customer of Supplier has such lower pricing.  Supplier shall notify Customer at time of Purchase Order of any factor that Supplier expects to cause an increase or decrease of at least 15% in the cost of any Products or delivery thereof.

            2.02    Terms of Payment.  Customer shall pay Supplier within 45 days of receiving Supplier's invoice for Products delivered to and accepted by Customer. Customer shall have 150 days from the Effective Date to bring all amounts currently owed to Supplier that exceed 45 days to within the 45 days required by this Section 2.02.  All amounts invoiced by Supplier, and amounts paid by Customer, shall be in U.S. currency.

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            2.03      Minimum Quantities Purchased.  Customer hereby agrees to purchase at least $325,000 per month of Products from Supplier during the Term.  Customer will not be obligated to pay Supplier for any shortfall of this minimum purchase requirement, but Customer will make Supplier whole by purchasing the aggregate shortfall of product from Supplier every 2 months.  Customer shall notify Supplier as soon as possible of any factor that Supplier expects to cause an increase or decrease of at least 10% in the historical quantities of Products purchased.

            2.04      Record Keeping.

(a) Monthly Accounting.  Supplier shall maintain complete and correct records containing all data required for Customer to verify the costs of Products for purposes of calculating and verifying the prices for Products as set forth in Section 2.01.

(b) Audit.  Customer shall have the right, during normal business hours and upon 10 days' prior notice, to audit the records described in Section 2.04(a) hereof to verify Supplier's compliance with this Agreement.  Any such audit shall be conducted at Customer's expense unless the results of such audit establish inaccuracies that have resulted in any overpayment by Customer to Supplier.  If Customer establishes any such overpayment, Supplier shall pay all costs of the audit and shall pay all amounts determined by Customer to have been overpaid to Supplier, plus 2% interest on any such overpaid amounts, and such interest shall accrue from the date such amounts were paid by Customer through the date of Supplier's repayment to Customer.  Supplier shall pay all such amounts overpaid by Customer, including the interest thereon, and Customer's costs of the audit, no later than 45 days following written notice by Customer setting forth the calculation of such amounts.  In the event that Supplier does not pay such amounts to Customer within such 45-day timeframe, Customer shall have the right to offset future amounts owed to Supplier by such amounts.

ARTICLE III

TERM AND TERMINATION

            3.01      Expiration; Renewal.  This Agreement shall have an initial term of 20 years commencing on the date hereof and expiring on the 20th anniversary thereof (the "Initial Term").  On or before the expiration of the Initial Term, Customer and Supplier shall negotiate in good faith to renew this Agreement, and any such renewal period that is agreed to shall constitute the "Renewal Term".  For the purposes of this Agreement, the term "Expiration Date" shall refer to (a) the last day of the Initial Term if the term of this Agreement is not timely renewed, or (b) the last day of the Renewal Term in the event that the parties hereto renew the Initial Term of this Agreement.

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3.02      Termination.  This Agreement may be terminated prior to the Expiration Date (a) by both parties hereto at any time upon the mutual written agreement of both parties hereto; (b) by the non-breaching party to this Agreement upon a material breach of any term or provision of this Agreement by the other party hereto, that is not cured by the breaching party within 90 days of written notice by the non-breaching party specifically describing such breach; or (c) by either party at any time in the event (i) all or a substantial portion of the other party's assets have been transferred or are subject to transfer for the benefit of creditors; (ii) a proceeding has been commenced by or against the other party for relief under bankruptcy, insolvency, or similar laws; (iii) any court of competent jurisdiction adjudicates or otherwise determines that the other party is insolvent or bankrupt; (iv) the other party ceases to do business in the ordinary course; or (v) any court of competent jurisdiction or appropriate government agency makes a non-appealable and legally binding determination that the transactions contemplated hereby are unlawful.  The date upon which any such termination becomes effective in accordance with this Section 3.02 shall be set forth in any notice required hereunder and is referred to herein as the "Termination Date."

3.03      Effect of Expiration or Termination.  Upon the earlier of the Termination Date or the Expiration Date, all rights and obligations of the parties to this Agreement granted hereby shall cease; provided, however, that all payment and record keeping obligations accrued and unpaid and/or unsatisfied through the Termination Date or Expiration Date, as appropriate, and all rights and obligations set forth in Articles IV and V and Section 3.04 below shall survive the termination of this Agreement indefinitely, subject to any time limit otherwise specified in such provisions or until fully satisfied in accordance with the terms hereof.

3.04      Option to Purchase Inventory.  In the event that this Agreement is terminated pursuant to Section 3.02(c), due to the events described therein that pertain to Supplier, Customer shall, upon written notice to Supplier, have the option to purchase up to a 60 day supply, based upon a historical six month purchase rate, of Supplier's remaining inventory at the agreed markup and subject to any required consent or approval of a bankruptcy court or court appointed trustee.

ARTICLE IV

REPRESENTATIONS, WARRANTIES, AND COVENANTS

            4.01     Customer's Representations, Warranties, and Covenants.  As an inducement to Supplier to enter into this Agreement, Customer hereby represents, warrants, and covenants the following to Supplier:

                        (a)        Organization and Good Standing.  Customer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.

                        (b)        Authority.  Customer has all requisite corporate power and authority to execute and deliver this Agreement and any instruments and agreements contemplated herein and required to be executed and delivered pursuant to this Agreement.  The person signing this Agreement on behalf of Customer has been duly and properly authorized to execute this Agreement.  This Agreement represents a valid and binding obligation of Customer, enforceable against Customer in accordance with its terms except as otherwise limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally, and to the application of general principles of equity and judicial discretion.

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                        (c)        No Violation.  Neither the execution of this Agreement nor the performance of the transactions contemplated herein will conflict with, breach, or cause a default under any agreement to which Customer is a party.

                        (d)         No Exporting.  Customer will use reasonable commercial efforts to ensure that the Products are not processed for ultimate export outside of North America, since Supplier has the exclusive right to distribute the Products outside of North America.

            4.02     Supplier's Representations and Warranties.  As an inducement to Customer to enter into this Agreement, Supplier hereby represents and warrants the following to Customer:

                        (a)         Organization and Good Standing.  Supplier is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.

                        (b)        Authority.  Supplier has all requisite corporate power and authority to execute and deliver this Agreement and any instruments and agreements contemplated herein and required to be executed and delivered pursuant to this Agreement.  The person signing this Agreement on behalf of Supplier has been duly and properly authorized to execute this Agreement.  This Agreement represents a valid and binding obligation of Supplier, enforceable against Supplier in accordance with its terms except as otherwise limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally, and to the application of general principles of equity and judicial discretion.

                        (c)        No Violation.  Neither the execution of this Agreement nor the performance of the transactions contemplated herein will conflict with, breach, or cause a default under any agreement to which Supplier is a party.

                        (d)         Quality of Products Delivered.  Supplier represents and warrants that all Products delivered to Customer will meet or exceed all industry quality standards for such products, and if any Products have a manufacturer's warranty, such warranty shall be assigned to Customer upon delivery of such Products to Customer.

ARTICLE V

CONFIDENTIALITY

             5.01     Confidentiality.  Any party hereto receiving Confidential Information (as such term is defined in this Section 5.01) in the negotiation of or performance of its obligations under this Agreement shall keep such Confidential Information in strictest confidence and shall not use for its own benefit (except as expressly permitted under this Agreement) or disclose such Confidential Information to any person except to persons retained or employed by such receiving party whose assistance is necessary to perform the obligations contained in this Agreement, without the prior written consent of the disclosing party.  The term "Confidential Information" shall, for the purposes of this Agreement, mean all information relating to the customers and projects undertaken by Customer, and all other proprietary information owned by Customer or Supplier; provided, however, that such term shall not include (a) information in the public domain, (b) information generally available to the public, (c) information rightfully received from a third party without a breach of an agreement restricting the use or disclosure of such information, (d) information independently developed by such receiving party without breach of this Agreement, or (e) information approved for disclosure in writing by the disclosing party.

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            5.02     Return of Confidential Information.  Each party hereto agrees to return to the other party all documents or other materials constituting or containing Confidential Information no later than 90 days following the earlier of the Termination Date or the Expiration Date.

ARTICLE VI

MISCELLANEOUS

            6.01      Further Assurances.  Each party hereto agrees to perform any further acts and to execute and deliver any further documents reasonably necessary to carry out the terms and intent of this Agreement.

            6.02      Severability.  In the event any provision, or any portion of any provision, of this Agreement is held to be illegal, unenforceable, or invalid by any court of competent jurisdiction, the legality, enforceability, and validity of the remaining provisions, or portions thereof, shall not be affected thereby, and, in lieu of the illegal, unenforceable, or invalid provision, or portion thereof, there shall be added a new legal, enforceable, and valid provision as similar in scope and effect as is necessary to effectuate the results intended by such deleted provision or portion.

            6.03      Governing Law; Venue.  THIS AGREEMENT HAS BEEN EXECUTED IN AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF OR OF ANY STATE.  VENUE FOR ANY ACTION BROUGHT HEREUNDER SHALL BE PROPER EXCLUSIVELY IN LEE COUNTY, FLORIDA.

            6.04      Arbitration.  Upon the mutual agreement of Customer and Supplier, and dispute arising hereunder shall be submitted to arbitration under the AAA rules in Fort Myers, Florida, and such arbitration shall be conducted in English.

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            6.05      Legal Remedies; Specific Performance.  Any damages that may accrue to either party hereto as a result of a failure of either such party to perform its obligations under this Agreement will not be readily subject to financial measure.  As such, each party hereto shall be subject to the remedy of specific performance as to any provision of this Agreement if such party is found to have violated such provision by any court of competent jurisdiction.  The parties hereto waive any claim or defense in any such action that the party bringing such action has an adequate remedy at law.

            6.06      Court Costs; Attorneys' Fees.  In the event an action is brought to enforce or interpret the provisions of this Agreement by either party hereto, the prevailing party in such action shall be entitled to recover all court costs and reasonable attorneys' fees from the non-prevailing party to such action in addition to any other relief awarded by the court in such action.

            6.07      Inurement; Assignment.  Neither party shall have the right to assign or delegate any of its rights and obligations under this Agreement for any purpose except with the express written consent of the other party, which may be unreasonably withheld; provided, however, that (a) Supplier hereby consents to the proposed merger of Customer into a wholly-owned subsidiary of Home Solutions of America, Inc., and acknowledges that this Agreement shall remain in full force and effect following such merger, and (b) Customer hereby consents to the proposed Reverse-Take-Over by Supplier into a wholly-owned subsidiary of BBC Capital Management Corporation, and acknowledges that this Agreement shall remain in full force and effect following such merger.

            6.08      Waivers.  No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby.  No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

            6.09       Amendment.  This Agreement may be amended solely upon the unanimous written consent of the parties hereto.

            6.10     Entire Agreement.  This Agreement contains the entire understanding between the parties hereto concerning the subject matter herein.  No representations, agreements, arrangements, or understandings, oral or written, exist between or among the parties hereto that relate to the subject matter of this Agreement.  This Agreement replaces and supersedes the Existing Agreement in its entirety.

            6.11       Mutual Drafting.  Each party hereto and their counsel have participated fully in the drafting, review, and revision of this Agreement.

            6.12     Notices.  Any notice, consent, waiver, demand, payment, or other communication required or permitted to be given by any provision of this Agreement shall be deemed to have been given for all purposes if (i) delivered personally to the relevant party, or (ii) sent by overnight delivery service, or registered or certified mail, postage and charges prepaid, to the relevant address set forth below:

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If to Customer:             Cornerstone Building and Remodeling, Inc.
5642 Enterprise Parkway
Fort Myers, FL 33905

If to Supplier:                Cornerstone Granite & Marble Wholesale, Inc.
5642 Enterprise Parkway
Fort Myers, FL 33905

Any such notice shall be deemed to have been given as of the date delivered, if delivered personally, or as of the date on which the notice was deposited in the U.S. mail or with an overnight delivery service, properly addressed and sent in accordance with this Section 6.12 (whether or not actually received).

            6.13     Multiple Counterparts.  This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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            IN WITNESS WHEREOF, the parties to this Agreement have set their respective hands hereto as of the date first above written.

CUSTOMER:

CORNERSTONE BUILDING AND REMODELING, INC.

By:
Name:
Title:

SUPPLIER:

CORNERSTONE GRANITE & MARBLE WHOLESALE, INC.

By:
Name:
Title: